SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2005

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement

2005 Cash Bonus Plan. On February 24, 2005, the Board of Directors of Leap Wireless International, Inc. (the “Company”) approved a cash bonus plan for 2005 (the “2005 Bonus Plan”) for eligible employees of its wholly-owned subsidiary, Cricket Communications, Inc. (“Cricket”). Cricket began communicating the terms of the 2005 Bonus Plan to its employees on March 25, 2005. The objective of the 2005 Bonus Plan is to attract, motivate and retain employees who can, through their collective efforts, help the Company achieve its 2005 business goals. The 2005 Bonus Plan provides for the payment of cash bonuses to employees working a specified minimum number of hours per week, other than employees who participate in the Company’s separate 2005 Sales Bonus Plan. The 2005 Bonus Plan provides for the payment of bonuses on a semi-annual basis to executive officers at the senior vice president level or higher, and on a quarterly basis to other eligible employees of Cricket. Bonuses paid to employees at levels above the “Manager” level are based 75% on the Company’s achievement of certain performance metrics, determined using three variables for each performance metric: (1) the participant’s target bonus, which is a percentage of the participant’s annual base salary based on his or her grade in Cricket’s compensation structure (a range from 30% to 80% of base salary for the Company’s executive officers); multiplied by (2) a payout percentage based on the percentage achievement of the applicable Company performance metric; multiplied by (3) the individual weighting for the applicable Company performance metric. Under the 2005 Bonus Plan, the Company’s 2005 performance metrics are based on: (1) the Company’s year-to-date adjusted consolidated earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA; and (2) the Company’s year-to-date net growth in its customer base. These two performance metrics are weighted evenly under the 2005 Bonus Plan. The remaining 25% of bonuses payable to employees at levels above the “Manager” level are based on an evaluation of the individual employee’s performance.

Bonuses are capped at 100% of the participant’s target bonus for payments made during the first three fiscal quarters of 2005, prorated for the period covered, with the total annual bonus payment capped at a maximum of 200% of the participant’s target bonus. In each case, bonuses are paid net of any previously paid quarterly or semi-annual bonus payments for 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: March 31, 2005	By	/s/ Robert J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel